EXHIBIT 99.1

JPMorgan Chase & Co.

270 Park Avenue, New York, NY 10017-2070

NYSE symbol: JPM

News release: IMMEDIATE RELEASE

JPMORGAN CHASE ACQUIRES THE DEPOSITS, ASSETS AND CERTAIN

LIABILITIES OF WASHINGTON MUTUAL’S BANKING OPERATIONS

Highly attractive, strategic transaction significantly strengthens consumer franchise.

Deal expected to be accretive to earnings immediately. Adds large, stable deposit base and recurring earnings stream to company.

Company intends to raise additional capital in conjunction with this transaction to maintain strong capital position.

•	Acquisition creates largest U.S. depository institution, with over $900 billion of customer deposits

•

Expansion into attractive California, Florida and Washington State markets creates nation’s second-largest branch network; also strengthens existing presence in New York, Texas, Illinois, Arizona, New Jersey, Colorado, Connecticut and Utah

•	Larger branch footprint will allow company to further extend and grow commercial banking, business banking, credit card, consumer lending and wealth management efforts

New York, Sept. 25, 2008 – JPMorgan Chase & Co. (NYSE: JPM) tonight announced it has acquired all deposits, assets and certain liabilities of Washington Mutual’s banking operations from the Federal Deposit Insurance Corporation (FDIC), effective immediately. Excluded from the transaction are the senior unsecured debt, subordinated debt, and preferred stock of Washington Mutual’s banks. JPMorgan Chase will not be acquiring any assets or liabilities of the banks’ parent holding company (WM) or the holding company’s non-bank subsidiaries. As part of this transaction, JPMorgan Chase will make a payment of approximately $1.9 billion to the FDIC.

The acquisition expands Chase’s consumer branch network into the attractive states of California, Florida and Washington State and creates the nation’s second-largest branch network – with locations reaching 42% of the U.S. population. The combined 5,400 branches in 23 states will also serve as an excellent base to extend the reach of the business banking, commercial banking, credit card, consumer lending and wealth management businesses. The acquisition also extends Chase’s retail branch network to additional states, including Georgia, Idaho, Nevada and Oregon.

The acquisition of Washington Mutual’s banking operations is expected to be immediately accretive to earnings and to add more than 50 cents per share in 2009.

JPMorgan Chase expects to incur pretax merger costs of approximately $1.5 billion while achieving annual pretax cost savings of approximately $1.5 billion by 2010, net of significant investments in the business. The bank plans to complete most systems integrations and rebranding by year-end 2010, closing less than 10% of branches in the combined network in overlapping markets.

In conjunction with this acquisition, JPMorgan Chase will be marking down the acquired loan portfolio by approximately $31 billion, which primarily represents our estimate of remaining credit losses related to the impaired loans. JPMorgan Chase intends to raise additional capital in connection with this transaction to maintain the company’s strong capital position.

“This deal makes excellent strategic sense for our company and our shareholders. Our people have worked hard to build a strong franchise and balance sheet – making this compelling transaction possible,” said Jamie Dimon, Chairman and CEO. “As we have said in the past, increasing our regional banking presence not only strengthens our Retail business, but also benefits other business lines across our firm, including our commercial banking, business banking, credit card, and asset management groups.”

“JPMorgan Chase is strongly committed to both a strong banking system and our responsibility as a good corporate citizen. We are active in the states and local communities where we do business,” Dimon said. In July, the bank earned an outstanding rating from the Officer of the Comptroller of the Currency for the company’s work helping families buy homes, financing small businesses and making its communities better.

“We look forward to welcoming Washington Mutual’s employees to JPMorgan Chase and working with them as we build a great company together,” Dimon added.

“This acquisition makes us more convenient and valuable to our customers and meets our strategic goal of broadening our footprint to serve our current and future customers better,” said Charlie Scharf, head of Chase’s Retail business. He added, “Following a transition, Washington Mutual customers will be able to take advantage of Chase’s broader network and a wider product range – all backed by the strength and security of JPMorgan Chase.” Over time, Chase will provide more personal bankers, business bankers, loan officers and investment advisers to serve the needs of Washington Mutual customers and to expand their relationship with Chase.

Customers of both companies may continue banking as usual, and feel confident that their deposits are secure, now backed by the strength and security of JPMorgan Chase. Employees and vendors should continue to operate business as usual.

Chase expects to convert Washington Mutual’s consumer banking, home lending and credit card businesses to the Chase brand and technology platforms over the next two years. Chase and Washington Mutual customers should be able to access the combined network of 14,000 ATMs without fees in the coming months.

About JPMorgan Chase

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.0 trillion and operations in more than 60 countries. The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase serves millions of consumers in the United States and many of the world’s most prominent corporate, institutional and government clients under its JPMorgan and Chase brands. Information about the firm is available at www.jpmorganchase.com.

# # #

JPMorgan Chase will host a conference call at 9:15 p.m. (Eastern Time) tonight, September 25, 2008. You may access the conference call by dialing 1-877-238-4671 (U.S. and Canada) / 1-719-785-5594 (International)—access code: 814030 or via live audio webcast at the jpmorganchase.com website under Investor Relations/Investor Presentations. Materials and further communication will be available on this website at the time of the call.

A replay of the conference call will be available beginning at approximately 1:00 a.m. on September 26 through midnight, Thursday, October 9 by telephone at (888) 348-4629 (U.S. and Canada); access code: 942856 or (719) 884-8882 (International). The replay will also be available via webcast on www.jpmorganchase.com under Investor Relations, Investor Presentations.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, Annual Report on Form 10-K for the year ended December 31, 2007 and Current Reports on Form 8-K, filed with the Securities and Exchange Commission and available on JPMorgan Chase’s website (www.jpmorganchase.com) and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

As of 6/30/08
($ billions)	JPMorgan Chase	Washington Mutual	Combined
Select Business Metrics
Footprint (states)	17	15	23 states
Total Assets	$1776	$310	$2,036
Total Managed Loans	$617	$231	$848
Branches[1]	3,203	2,207	5,410
Total Deposits	$722.9	$181.9	$904.8
Checking Accounts	11.3mm	12.7mm	24.0mm
ATMs	9,310	4,962	14,272
Managed Credit Card Loans	$154.7	$26.4	$181.1
Credit Cards Issued	157.6mm	12.7mm	170.3mm
Employees	195,594	43,198	238,792
Network Comparisons
U.S. Households	25.0%	30.3%	42.3%
Average Income	$71,595	$74,747	$72,332
Businesses	26.5%	33.0%	45.6%
US Population in Footprint	75.0mm	94.1mm	129.9mm
5yr US Population Growth Rate (‘07-‘12)	3.3%	5.6%	4.9%
% of Population Growth in Footprint	18.0%	37.9%	46.2%

What Washington Mutual Customers Should Know and Do

•	Feel confident that their deposits are secure

•	Continue banking as you have – assured that your bank is now backed by the strength and security of JPMorgan Chase

•	Continue to use the same checks. All checks will be processed as usual

•	Continue to use the same account numbers

•	Continue to use the same ATM card and credit card

•	Continue to use the same ATMs

•	Continue to use the same branches

•	Continue paying your mortgage and credit card as you have. Checks should be made payable the same as they have been in the past, and payment addresses remain unchanged

•	Continue using the same contact phone numbers, online service and websites

•	Know that you will learn well in advance of improvements, additional conveniences and other changes

# # #

Contact:

J.P. Morgan Chase & Co.

Media:

Joseph Evangelisti, 212-270-7438

Joseph.evangelisti@jpmchase.com

or

Investors:

Julia Bates, 212-270-7325

Julia.b.bates@jpmorgan.com